Exhibit 32.2

Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Frederic F. Brace, the Executive Vice President and Chief Financial Officer of UAL Corporation (the "Company") certify that to the best of my knowledge, based upon a review of the annual report on Form 10-K/A (Amendment No 1) for the period ended December 31, 2004 of the Company (the "Report"):

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and   (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.   /s/ Frederic F. Brace________
Frederic F. Brace
UAL Corporation
Executive Vice President and Chief Financial Officer
March 17, 2005